STOCK PURCHASE AGREEMENT
                             BETWEEN

             Preferred Insurance Capital Consultants, LLC
                               AND
                American Capital Holdings, Inc.

This Stock Purchase Agreement (this (Agreement( or the "SPA") is made as of August 31, 2004 by and between Preferred Insurance Capital Consultants, LLC. a Florida Limited Liability Company, ("Seller(), and American Capital Holdings, Inc. a Florida Corporation (the "Buyer").

WHEREAS, Buyer desires to purchase certain non-participating Stock of Universal Life Insurance Company (the (Stock() and Seller desires to sell and assign to Buyer such Stock, and

Whereas, the parties hereto desire to set forth the rights and duties of the parties in regard to the purchase and sale of the Stock and certain other related matters.

NOW THEREFORE, for and in consideration of the mutual promises contained herein and for other good and valuable consideration, the parties hereto agree as follows:

        1.      PURCHASE AND SALE OF STOCK

        1.1     Sale and Issuance of Stock   Subject to the terms and
conditions of this Agreement, the Buyer agrees to pay to the Seller the sum of One Hundred Thousand & No/Hundreds ($100,000) Dollars ((Purchase Price() in exchange for 100% of the shares of the Stock.

        1.2      Closing and Delivery

               (a) The purchase and sale of the Stock shall take place at the offices of Buyers (or such other location mutually agreeable to the parties hereto) on or before the later of (i) December 1, 2004, or (ii) 5 business days after the Buyer has obtained all required regulatory approvals (excluding conditions that, by their terms, cannot be satisfied until the Closing) (which time and place are designated as the "Closing").

               (b) At the Closing, the Seller shall deliver to the Buyer a certificate or certificates for the number of shares of the Stock to be purchased by Buyer pursuant to this Agreement and Buyer shall pay the Purchase Price.

        2.      REPRESENTATIONS AND WARRANTIES OF THE SELLER

                The Seller hereby represents and warrants to Buyer that:

        2.1 Good Standing Seller (i) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation; (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted; and (iii) is duly qualified to do business as a foreign corporation in each jurisdiction where the failure to be so qualified could reasonably be expected to have a Material Adverse Effect, as defined in section 2.5, on the business, assets, operations or financial condition of the Seller ("Material Adverse Effect").

        2.2 Capitalization Except for the rights privileges of the Stock as set forth in this Agreement and as of the date of this Agreement there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, oral or in writing, for the purchase or acquisition from the Seller of any shares of its capital stock, except for similar agreement with Buyer and this agreement.

        2.3 Authorization All action on the part of the Seller, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of the Seller hereunder and the authorization, issuance and delivery of the Stock has been taken or will be taken prior to the Closing will constitute valid and legally binding obligations of the Seller, enforceable against the Seller in accordance with their terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors' rights generally, as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

        2.4 Valid Issuance of Stock The Stock that will be issued to the Buyer at Closing will have been duly and validly reserved for issuance and, when issued and delivered in accordance with the terms hereof, will be duly authorized, validly issued, fully paid and non-assessable and free of restrictions on transfer other than restrictions on transfer under this Agreement and applicable state and federal securities laws. Based in part upon the representations of the Buyer in this Agreement, the Stock will be issued in compliance with all applicable federal and state securities laws.


        2.5 Litigation There is no action, suit, proceeding or investigation pending or, to the Seller's knowledge, currently threatened against the Seller or any of its subsidiaries that (i) questions the validity of this Agreement or the right of the Seller or any of its subsidiaries, as applicable, to enter into it, or to consummate the transactions contemplated hereby or thereby nor is the Seller aware that there is any basis for the foregoing or (ii) if adversely determined would have a Material Adverse Effect (for purposes of this Agreement, Material Adverse Effect shall be defined as an event resulting in a negative economic impact in excess of FIFTY THOUSAND Dollars ($50,000) net of any insurance or reinsurance recoverable and outside of the ordinary course of the Seller(s or any of its subsidiaries( insurance business). Neither the Seller nor any of its subsidiaries is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality that (i) challenges the validity of this Agreement or the right of the Seller or any of its subsidiaries, as applicable, to enter into this Agreement, or to consummate the transactions contemplated hereby and thereby or (ii) would have a Material Adverse Effect.

        2.6 Liabilities The Seller would indemnify Buyer against, among other items, liabilities relating to stated events with respect to the Company provided, however, the Seller would not be subject to any liability under any indemnity agreement or for any breach of any representation, warranties or covenants until the aggregate liability hereunder has exceeded $25,000.00 with the Seller being responsible for all such liability in excess of $25,000.00.

        2.7 Compliance with Other Instruments The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby will not result in any violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under or cause acceleration under any provision of the Restated Certificate or the bylaws of the Seller or any instrument, judgment, order, writ, decree or contract to which the Seller is a party or by which it is bound, or any provision of any federal or state statute, rule or regulation applicable to the Seller , the effect of which would (i) have a Material Adverse Effect, (ii) materially and adversely affect the ability of the Seller and its Subsidiaries to perform its respective obligations under this Agreement.


        2.8 Disclosure of Information The Seller and their representatives (including accountants and attorneys) shall have the opportunity during the period from the date of this agreement through the date of the closing, or termination of this agreement, to examine the business, properties, affairs, books and records and plans of the other parties and to obtain information from the management, banks, attorneys, accountants and other consultants of each other party.


        3.      REPRESENTATIONS AND WARRANTIES OF THE BUYERS

        Buyer hereby represents and warrants to the Seller with respect to itself that:


        3.1 Authorization The Buyer has full power and authority to enter into and deliver this Agreement, and this Agreement, when executed and delivered by the Buyer, will constitute a valid and legally binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors' rights generally, as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

        3.2 Litigation There is no action, suit, proceeding or investigation pending or, to the Buyer's knowledge, currently threatened against the Buyer or any of its subsidiaries that questions the validity of this Agreement or the right of the Buyer or any of its subsidiaries, as applicable, to enter into this Agreement, or to consummate the transactions contemplated hereby nor is the Buyer aware that there is any basis for the foregoing. Neither the Buyer nor any of its subsidiaries is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality that challenges the validity of this Agreement or the right of the Buyer or any of its subsidiaries, as applicable, to enter into this Agreement, or to consummate the transactions contemplated hereby.

        3.3 Compliance with Other Instruments The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any provision of the governing documents of the Buyer or any instrument, judgment, order, writ, decree or contract to which the Buyer or any of its subsidiaries is a party or by which it is bound, or any provision of any federal or state statute, rule or regulation applicable to the Buyer or any of its subsidiaries, the effect of which would have a Material Adverse Effect on the ability of the Buyer and its subsidiaries to perform their respective obligations under this Agreement or result in the creation of any lien, charge or encumbrance upon any assets of the Buyer or any of its subsidiaries.

        3.4 Purchase Entirely for Own Account This Agreement is made with the Buyer in reliance upon the Buyer's representation to the Seller, which by the Buyer's execution of this Agreement, the Buyer hereby confirms, that the Stock to be acquired by the Buyer will be acquired for investment for the Buyer's own account, not as a nominee or agent, and not with a view to the resale or public distribution of any part thereof in violation of any requirements of the Securities Act of 1933, as amended (the "Securities Act") or applicable state securities laws. The Buyer has no present intention of selling, pledging, granting any participation in, or otherwise distributing any Stock purchased hereunder, including, without limitation, entering into any arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Stock. By executing this Agreement, the Buyer further represents that the Buyer does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Stock.

        Provided however, it is understood that Buyer intends to reorganize its corporate structure with the current owners remaining the sole owners of the reorganized business structure. Seller agrees to such reorganization and do not consider this a violation of this section.


        3.5 Disclosure of Information The Buyer and their representatives (including accountants and attorneys) shall have the opportunity during the period from the date of this agreement through the date of the closing, or termination of this agreement, to examine the business, properties, affairs, books and records and plans of the other parties and to obtain information from the management, banks, attorneys, accountants and other consultants of each other party.

        3.6 Restricted Securities The Buyer understands that the Stock has not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act that depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Buyer's representations as expressed herein. The Buyer understands that the shares of Stock are "restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Buyer must hold the shares of Stock indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Buyer acknowledges that the Seller has no obligation to register or qualify the Stock for resale. The Buyer further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Stock and on requirements relating to the Seller that are outside of the Buyer's control, and that the Seller is under no obligation, and may not be able, to satisfy.

        3.7 Legend The Buyer understands that the Stock, and any securities issued in respect thereof, may bear the following legend:

               (a) "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE AFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF
COUNSEL IN A FORM SATISFACTORY TO THE SELLER THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933."

               (b) Any legend required by the "Blue Sky" laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.


        4.      CONDITION OF THE SELLER'S OBLIGATIONS AT CLOSING

        The obligations of the Seller to the Buyer under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions unless otherwise waived by Buyer:

        4.1     Representations and Warranties   The representations and
warranties of the Buyer contained in Section 2 shall be true and correct in all material respects on and as of the date of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the closing (except to the extent such representations and warranties speak as of the date of this Agreement, in which case they shall be true and correct in all material respects on and as of the date of this Agreement).

        4.2     Performance   The Seller shall have performed and complied
with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and the Seller shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement.

        4.3     Reservation of Shares   The Stock issuable pursuant to this
Agreement shall have been duly authorized and reserved for issuance at the Closing.

        4.4 Compliance Certificate The Seller shall deliver to the Buyer at the Closing a certificate certifying that the conditions specified in Sections 4.1, 4.2 and 4.3 have been fulfilled.

        5.      CONDITIONS OF THE BUYER'S OBLIGATIONS AT CLOSING

        The obligations of the Buyer to the Seller under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

        5.1     Representations and Warranties   The representations and
warranties of the Buyer contained in Section 3 shall be true and correct in all material respects on and as of the date of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the closing (except to the extent such representations and warranties speak as of the date of this Agreement, in which case they shall be true and correct in all material respects on and as of the date of this Agreement).

        5.2     Performance   All covenants, agreements and conditions
contained in this Agreement to be performed by the Buyer on or prior to the Closing shall have been performed or complied with in all material respects.


        5.3 Compliance Certificate The Buyer shall deliver to the Seller at the Closing a certificate certifying that the conditions specified in Sections 5.1, 5.2, 5.3 and 5.4 have been fulfilled.

        6.      MISCELLANEOUS

        6.1 Survival of Warranties The warranties and representations of the Seller and the Buyer contained herein shall terminate on the first anniversary of the Closing.

        6.2     Transfer, no Third Party Beneficiaries   This Agreement and
each party's rights and obligations hereunder shall not be assigned without the prior written consent of the other party.

        6.3 Governing Law This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the Florida, without giving effect to principles of conflicts of laws.

        6.4 Counterparts This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

        6.5 Titles and Subtitles The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

        6.6     Notices   Any notice required or permitted by this Agreement
shall be in writing and shall be deemed sufficient upon proof of receipt, as certified or registered mail addressed to the party to be notified at such party's address as set forth on the signature page hereto, or as subsequently modified by written notice.

        6.7 Fees and Expenses Except as otherwise specifically provided herein, the Seller and the Buyer shall pay their respective fees and other expenses in connection with the negotiation, execution, delivery and performance of this Agreement.

        6.8 Cost and Expenses Each party will bear its own costs and expenses (including, without limitation, any broker(s or finder(s fees and any attorney(s and accountant(s fees) incurred in connection with the transactions proposed by this agreement.

        6.9     Amendments and Waivers   Any term of this Agreement may be
amended or waived only with the written consent of the Seller and the Buyer. Any amendment or waiver affected in accordance with this Section shall be binding upon the Buyer and Seller.


        6.10 Severability If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement,
(b) the balance of this Agreement shall be interpreted as if such provision were so excluded and (c) the balance of this Agreement shall be enforceable in accordance with its terms.

        6.11     Delays or Omissions   No delay or omission to exercise any
right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

        6.12 Entire Agreement This Agreement, and the documents referred to herein, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled.

        6.13 Confidentiality Except as provided below, each party hereto agrees that, except with the prior written permission of the other party, it shall at all times keep confidential and not divulge, furnish or make accessible to anyone any confidential information, knowledge or data concerning or relating to the business or financial affairs of the other party to which such party has been or shall become privy by reason of the agreements, discussions or negotiations relating to this Agreement, the performance of its obligations hereunder or the ownership of Stock purchased hereunder.


The provisions of this Section shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by the parties hereto with respect to the transactions contemplated by this Agreement. Notwithstanding the foregoing, nothing herein shall prevent any party from disclosing (i) such information that has been publicly disclosed, (ii) such information that becomes available to the party on a non-confidential basis from a source other than the other party hereto, provided that such source is not bound by a confidentiality agreement with such other party, (iii) information required to be disclosed pursuant to subpoena or other court process or otherwise required to be disclosed by law or the regulations of any securities exchange (provided that, to the extent practicable, advance notice is given to the party whose confidential information is to be disclosed so that such party can attempt to obtain a protective order) and (iv) such information that was known to the party prior to its first receipt from the other party.

        6.14     Termination   This Agreement may be terminated and the
transactions contemplated hereby may be abandoned at any time prior to the Closing by mutual written consent of the Seller and the Buyer.

        Upon any such termination, this Agreement shall become void and of no further effect, except for Sections 6.3, 6.7, 6.8, 6.9, 6.10, 6.14 and
6.15 which shall survive such termination.

        6.15 Arbitration Except with respect to Buyer electing to bring an action for specific performance of this Agreement (which action will be commenced and settled in a court of competent jurisdiction) any dispute, controversy or claim arising out of or relating to this Agreement, or the breach thereof, will be settled by arbitration in Idaho in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA"). Buyer and Seller agree that such location is the most convenient forum for both parties. The prevailing party in any legal proceeding will be entitled to recover its legal fees and expenses.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first written above.




SELLER:     Preferred Insurance Capital Consultants, LLC

By:           /s/ Michael Camilleri
              _________________________

Title:          President

Date:           August 31, 2004




BUYER:     American Capital Holdings, Inc.

By:          /s/ Barney A. Richmond
             __________________________

Title:          Chairman

Date:           August 31, 2004